UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 14, 2011
Yadkin Valley Financial Corporation
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

000-52099	20-4495993

(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404

(Address of principal executive offices)	(Zip Code)
(336) 526-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
(b) On February 14, 2011, William A. Long resigned from his position as Chief Executive Officer and Director of Yadkin Valley Financial Corporation (the “Company”) and as Director of its wholly-owned subsidiary, Yadkin Valley Bank and Trust (the “Bank”) pursuant to a Retirement and Transition Agreement entered into between Mr. Long, the Company and the Bank. Mr. Long will continue serving as the Chief Executive Officer of the Bank and as senior advisor to Joseph H. Towell until Mr. Long’s retirement on July 31, 2011. The resignations from his positions as Chief Executive Officer and Director of the Company and Director of the Bank were effective on February 14, 2011. Mr. Long’s decision to also resign from the Board of Directors did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.
(c) On February 15, 2011, the Company announced that Joseph H. Towell has been named President and Chief Executive Officer of the Company. Mr. Towell previously served as Chief Operating Officer of the Company and the Bank and as President of the Bank. Mr. Towell has also been appointed to the Board of Directors of the Company and the Bank effective on February 15, 2011. The information required by Items 401 and 404 of Regulation S-K has previously been provided in the Company’s proxy statement filed with the SEC on March 23, 2010 and is incorporated herein by reference to this Form 8-K.
     A copy of the press release relating to Mr. Long’s resignation and Mr. Towell’s appointment is attached as Exhibit 99.1 and incorporated herein by reference to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release dated February 15, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
By:	/s/ Jan H. Hollar
Name:	Jan H. Hollar
Title:	Chief Financial Officer

Dated: February 15, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated February 15, 2011.